UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 29, 2012

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002

(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Blue Dolphin Energy Company (the “Company”) announced that Thomas J. McReynolds, Jr., the Company’s Senior Vice President and Chief Financial Officer, has resigned from his positions with the Company, effective February 29, 2012.  Mr. McReynolds joined the Company in January of 2012 in preparation for the Company’s purchase of Lazarus Energy, LLC from Lazarus Energy Holdings, LLC (“LEH”).  Mr. McReynold’s decision to resign as the Company’s Senior Vice President and Chief Financial Officer was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Tommy Byrd, who has served as the Chief Financial Officer of LEH since 2006, will take over as the Company’s Chief Financial Officer and Principal Financial Officer on an interim basis until a permanent replacement can be found.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibits.

99.1	Blue Dolphin Energy Company Press Release issued March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 1, 2012

Blue Dolphin Energy Company

/s/Jonathan P. Carroll
Jonathan P. Carroll Chief Executive Officer and President (Principal Executive Officer)

Exhibit Index

99.1	Blue Dolphin Energy Company Press Release issued March 1, 2012.